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                                                                    Exhibit 99.1

Contacts:      For Media:          John Calagna
                                   (212) 578-6252
                                   jcalagna@metlife.com

               For Investors:      Kevin Helmintoller
                                   (212) 578-5140
                                   helmintoller@metlife.com

            METLIFE ANNOUNCES THE COMBINATION OF ITS INDIVIDUAL AND
                            INSTITUTIONAL BUSINESSES
-COMPANY PROVIDES OPERATING EARNINGS PER SHARE GUIDANCE FOR THE SECOND QUARTER-

NEW YORK, July 17, 2002 -- MetLife, Inc. (NYSE: MET) announced today that it is combining its Individual and Institutional (group customers) businesses to form a consolidated U.S. division. The division will focus on all domestic sales and marketing of insurance and financial products and services. It will be market driven to aggressively serve its customers and sales agents.

"This combination will enable MetLife to accelerate and capitalize on a trend in our business over the past several years -- the increasing popularity of voluntary benefits in the workplace, such as life insurance, long-term care, and auto and home insurance," said Robert H. Benmosche, chairman and chief executive officer. "MetLife is already the leading provider of these products and it makes sense to combine the strengths of our Individual and Institutional businesses to create a common platform for our customers and sales forces. The change will bring to bear the company's full resources in order to strengthen our mission to build financial freedom for everyone."

"At the same time, it remains a strategic imperative for MetLife to preserve its distribution channels, such as MetLife Financial Services, New England Financial, GenAmerica Financial and MetLife Investors Group, and we will continue to be fully supportive of these franchises, along with our Institutional distribution channels," added Mr. Benmosche.

The combined Individual and Institutional businesses serve approximately 10 million individual households in the U.S. and 45,000 companies and institutions with 33 million employees and members, including 88 of the Fortune 100 companies.

"In addition to maximizing sales and customer service opportunities, this consolidation will streamline the organization, provide greater expense savings and bolster product development. It will also accelerate the pace of technology enhancements -- particularly our Internet capabilities as a way to better serve our customers," Mr. Benmosche added.
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The new division will be led by C. Robert Henrikson, who has served as the president of MetLife's Institutional Business since 1996 and has been with MetLife for more than 30 years. James M. Benson, president of Individual Business, has announced that he will retire from the insurance business after a distinguished 34-year career.

Mr. Benmosche said, "I have tremendous confidence in Rob's leadership. Rob started as a sales agent at MetLife and, over the years, has had significant experience in sales and marketing. He has exceptional understanding of the needs of our customers, extensive experience motivating a dedicated sales force and a vision for developing innovative product and service offerings. Under his direction, Institutional Business operating revenues have grown 10% and operating earnings have grown 19%, both on a compounded annual rate for the period 1999 through 2001. As of year-end 2001, Institutional Business' ROE exceeded 18%.

"Corporate America is now more than ever looking for specialized financial advice and services. Today, MetLife financial services representatives are already providing products and services as another voluntary benefit to employees through worksite marketing. This move will allow us to further expand the financial planning and product expertise we offer to our clients," said Mr. Benmosche.

The financial management and control functions that were part of Individual Business and Institutional Business have been combined and will report directly to vice chairman and chief financial officer, Stewart G. Nagler. This will continue to strengthen the management and oversight of the company's finances.

Daniel J. Cavanagh, executive vice president, continues his responsibility for the customer response centers, remittance processing and technology. The operations and systems that were a part of Individual Business will now be centralized under the leadership of Mr. Cavanagh. This move will expedite the building of a common platform for the operating systems for MetLife's world-class brands, as well as reduce operating expenses. Mr. Cavanagh, who reports directly to Mr. Benmosche, has been named to the company's nine-member executive group.

"We thank Jim Benson for the contributions he has made over the past several years," said Mr. Benmosche. "During his tenure at MetLife he was instrumental in the growth of our Individual Business brands and the expansion of our distribution channels."

Second Quarter Earnings Guidance
--------------------------------
For the second quarter, MetLife anticipates that it will report $0.63 to $0.65 in operating earnings per share, excluding approximately $0.04 in earnings per share related to both fewer claims and favorable mortality experience associated with the sales practice class action settlement recorded in 1999. The company expects that each of its major business segments will be significant contributors to the quarter's performance. Operating earnings per share excludes net realized investment gains and losses.

The company will update its annual guidance as it normally does as part of its quarterly earnings press release on August 5.

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MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve approximately 10 million individual households in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 13 countries.

                                    #  #  #

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services;
(ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or debt ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) the effects of business disruption or economic contraction due to terrorism or other hostilities; and (xiii) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.